Exhibit 4.9

WARRANT TO PURCHASE SHARES OF COMMON STOCK

of

KEY METALS CORP.

(A Delaware corporation)

Dated as of __________

Void and Not Exercisable after the “Expiration Date” set forth in Section 2(a) hereof

_________________

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF STATES AND OTHER JURISDICTIONS OR (2) EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER LAWS, WITH THE AVAILABILITY OF SUCH EXEMPTIONS CONFIRMED TO THE COMPANY BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

* * *

This is to certify that, for good and valuable consideration, the receipt of which is hereby acknowledged, the holder named below:

is entitled to purchase, and the Company promises and agrees to sell and issue to the Holder, at any time on or after the date hereof and on or before the Expiration Date, up to ______ shares of Common Stock at the per share Exercise Price pursuant to this Warrant (this “Warrant”), subject to the terms and conditions set forth below:

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1. Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

(a) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(b) “Exercise Price” means Twenty-Five Cents ($0.25) per share of Common Stock.

(c) “Securities Act” means the Securities Act of 1933, as amended.

(d) “Warrant Shares” means the shares of Common Stock for which this Warrant is exercisable.

(e) “Holder” means the record holder of this Warrant.

2. Exercise of Warrant.

(a) All or any part of this Warrant may be exercised commencing on the date hereof and ending at 5:00 p.m. Pacific Time on _________ (the “Expiration Date”) by surrendering this Warrant, together with the aggregate Exercise Price and appropriate instructions included on the Exercise Form attached hereto as Exhibit A (“Notice of Exercise”), duly executed by the Holder or by its duly authorized attorney, at the office of the Company, 260 Crandon Drive, Suite 32, #81 Key Biscayne, Florida 33149; or at such other office or agency as the Company may designate. The date on which the Company receives the Notice of Exercise shall be the date of exercise.

(b) Subject to the provisions below, upon receipt of the Notice of Exercise, this Warrant and payment in full in cash, the Company shall promptly issue the Warrant Shares to the Holder pursuant to the instructions in the Notice of Exercise. If the Holder requests book-entry shares, the Company shall cause the Warrant Shares to be transmitted by its transfer agent to the Holder by crediting the account of the Holder or its designee with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in that system and there is an effective registration statement or applicable exemption permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. If the Company is not a DWAC participant or the Holder requests a physical certificate representing the Warrant Shares, the Company shall issue and deliver a physical certificate representing the Warrant Shares to the Holder. The Warrant Shares to be obtained on exercise of this Warrant will be deemed to have been issued, and any person exercising this Warrant will be deemed to have become a holder of record of those Warrant Shares, as of the later of (i) the date the Company receives the Notice of Exercise and (ii) the date the Company receives available funds in cash in payment of the Exercise Price (the “Notice Date”). If the Warrant Shares are delivered via DWAC or by physical delivery, the Company must deliver the Warrant Shares within two business days of the Notice Date (the “Warrant Share Delivery Date”).

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(c) If the Company does not deliver the Warrant Shares by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the value of the Common Stock on the date of the applicable Notice of Exercise), $10 per business day (increasing to $20 per business day on the fifth business day after such liquidated damages begin to accrue) for each business day after the Warrant Share Delivery Date until the Warrant Shares are delivered or Holder rescinds its Notice of Exercise.

(d) No fractional shares of Common Stock will be issued in connection with the exercise of this Warrant. If an exercise of this Warrant would result in a fractional Warrant Share, the number of Warrant Shares to be issued shall be rounded to the nearest whole number.

(e) If fewer than all the Warrant Shares purchasable under this Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Holder a new Warrant (dated the date hereof), in form and tenor similar to this Warrant, evidencing that portion of this Warrant not exercised.

(f) Notwithstanding the foregoing, in no event shall Warrant Shares be issued, and the Company is authorized to refuse to honor the exercise of this Warrant, if exercise of this Warrant would result in the opinion of the Company’s Board of Directors, upon advice of counsel, in the violation of any law.

3. Adjustments in Certain Events. The number, class, and price of Warrant Shares for which this Warrant may be exercised are subject to adjustment from time to time as follows:

(a) Adjustment for Stock Splits and Combinations. If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which this Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which this Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of this Warrant nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a). Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Adjustment for Mergers, Reorganizations, Etc. In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property to which the Holder would have been entitled if, immediately prior to such event, the Holder had held the number of shares of Common Stock obtainable upon the exercise of this Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

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(c) Adjustment Upon Issuance of Additional Shares of Common Stock. If and whenever on or after the date hereof the Company issues or sells (or is deemed to have issued or sold) any Additional Shares of Common Stock (as hereinafter defined) for consideration per share less than the Exercise Price in effect immediately prior to that issuance or sale, then the Exercise Price shall be reduced, concurrently with the issuance or sale, to a price (calculated to the nearest one-hundredth of one cent) determined in accordance with the following formula:

CP2 = CP1*(A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Exercise Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;

“CP1” shall mean the Exercise Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options (as hereinafter defined) outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (as hereinafter defined) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(d) Right to Distributions. If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, there shall be distributed to the Holder or its assignee upon exercise of its rights hereunder such number of such securities as the Holder or assignee would have been entitled if this Warrant had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Holder or its assignee is entitled under this Section 3(d).

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(e) Certificate of Adjustments. When any adjustment is required to be made in the number of Warrant Shares issuable upon exercise of this Warrant, the Company will promptly determine the new number of Warrant Shares and shall (i) prepare and retain on file a statement in its corporate records describing in reasonable detail the method used in arriving at the new number of Warrant Shares and (ii) cause a copy of such statement to be mailed to the Holder within 30 days after the date of the event giving rise to the adjustment.

(f) Special Definitions. For the purposes of this Section 3, the following definitions shall apply:

(i) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ii) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(iii) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or deemed to be issued by the Company after the date hereof, other than (1) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by this Section 3; and (2) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

4. Reservation of Shares. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of this Warrant upon the basis set forth above will, at all times during the term of this Warrant, be reserved for issuance.

5. Validity of Shares. All Warrant Shares delivered upon the exercise of this Warrant will be duly and validly issued in accordance with their terms and, upon payment of the Exercise Price, will be fully paid and non-assessable. The Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of this Warrant.

6. Restrictions on Transfer; Compliance with Securities Laws. By acceptance of this Warrant, the Holder accepts and agrees to comply with the following:

(a) Transferability. Any transfer of this Warrant must be in compliance with all applicable federal and state securities laws. This Warrant may be divided or combined, upon request to the Company by the Holder, into additional Warrants evidencing the same aggregate number of Warrant Shares. Any such transfer shall be effected upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of the Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of the Warrant not so assigned, and this Warrant shall promptly be cancelled.

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(b) Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Warrant Shares with respect to which the Warrant was exercised or pursuant to an exemption from registration, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the Company in writing, in a form reasonably acceptable to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(c) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 6.

(d) Removal of Legend. Any legend referring to federal and state securities laws, including the legend identified in Section 7, stamped on a certificate evidencing the Warrants or the Warrant Shares and the transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered for resale under the Securities Act, (ii) such securities may be sold under Rule 144 under the Securities Act without volume restrictions or similar limitations or (iii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

7. Securities Act Compliance. The Holder hereby represents: (a) that this Warrant and any Warrant Shares will be acquired for investment for the Holder’s own account and not with a view to the resale or distribution of any part thereof, and (b) that the Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Company may place conspicuously upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Holder:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

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8. No Rights as a Shareholder. Except as otherwise provided herein, the Holder will not, by virtue of ownership of this Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

9. Notice. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail, including by e-mail; and if served will be addressed as follows:

If to the Company:	Key Metals Corp. 260 Crandon Blvd. Suite 32 #81 Key Biscayne, FL 33149 Attention: Cesar Lopez E-Mail: clopez@keymetalscorp.com

If to the Holder:

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any notice given by e-mail must be accompanied by confirmation of receipt, and will be deemed effectively given upon confirmation of such receipt. Any party may by written notice to the other specify a different address for notice purposes.

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10. Miscellaneous.

(a) Applicable Law and Jurisdiction; Waiver of Jury Trial. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the state of New York, without regard to the conflicts of law provisions of the state of New York or of any other state. The Holder and the Company each irrevocably consents to the exclusive jurisdiction and venue of any of the federal and state courts located in New York, New York, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the state of New York for such persons. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.

(b) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, is entitled to specific performance of its rights and the Company’s duties under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of the Company’s breach of the provisions of this Warrant and the Company hereby agrees to waive and not to assert the defense that a remedy at law would be adequate in any action for specific performance relating to this Warrant.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d) Non-Waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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(f) Successors and Assigns. This Warrant may be assigned by the Holder in accordance with applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(g) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

KEY METALS CORP.

By:
Name:	Cesar Lopez
Title:	CEO

Exhibit A

EXERCISE FORM

(To Be Executed by the Holder to Exercise this Warrant)

TO: Key Metals Corp.

(1)	The undersigned hereby irrevocably elects to exercise the right to purchase _________ shares of Common Stock, represented by the enclosed Warrant as follows:

[ ]	Exercise for Cash. Pursuant to Section 2(a) of the Warrant, the Holder hereby elects to exercise the Warrant for cash and tenders payment herewith (or has made a wire transfer) to the order of Key Metals Corp. in the amount of $____________.

(2)	The undersigned requests that the applicable number of shares of Common Stock be issued as follows pursuant to Section 2(b) of the Warrant:

[ ]	Book-Entry Shares to be delivered via DWAC.

[ ]	Certificated Shares to be delivered to the address below.

(3)	The undersigned requests that the applicable number of shares of Common Stock be issued and delivered to the following address:

Name: ____________________________________

DWAC Account Number: _____________________(if applicable)

Address: __________________________________

_________________________________________

_________________________________________

Email: ____________________________________

(4)	The undersigned understands, agrees and recognizes that:

a.	No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the securities.

b.	All certificates evidencing the shares of Common Stock, if any, may bear legends substantially similar to the legend set forth in Section 6 and Section 7 of the Warrant regarding resale restrictions.

(5)	The undersigned acknowledges that the undersigned has received, read and understood the Warrant and agrees to abide by and be bound by its terms and conditions.

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Dated: _____________, 20___.

By:
Name:
Title:

Note: Signature must correspond with the name as written upon the face of the Warrant in all respects, without alteration or enlargement or any change whatsoever.

[Warrant Exercise Form]

A-2

Exhibit B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

TO: Key Metals Corp.

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:

Phone Number:

Email Address:

Date:

Holder’s Signature:

Holder’s Name:
(Please Print)

[Warrant Assignment Form]

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